As filed with the Securities and Exchange Commission on August 3, 2015
Registration No. 333-181163

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

American Axle & Manufacturing Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-3161171 (I.R.S. employer identification number)

One Dauch Drive
Detroit, Michigan 48211
(313) 758-2000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan
(Full title of the plan)

Copies to:
David E. Barnes
General Counsel and Secretary
American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211
(313) 758-2000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	2,100,000	$20.44	$42,924,000	$4.987.77

(1)
This post-effective amendment (this “Amendment No. 1”) to the registration statement on Form S-8 (File No. 333-181163) (the “Registration Statement”) of American Axle & Manufacturing Holdings, Inc. (the “Registrant”) covers an additional 2,100,000 shares (the “Additional Shares”) of common stock, par value $0.01 per share (“Common Stock”) of the Registrant for offer or sale under the Registrant’s Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”). An aggregate of 7,100,000 shares of the Registrant’s Common Stock have been or may be issued under the 2012 Plan. Of the 7,100,000 shares, 5,000,000 shares were previously registered (the “Previously Registered Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-181163). Pursuant to Rule 416(a) under the Securities Act, this Amendment No. 1 also covers an indeterminate amount of additional shares of Common Stock of the Registrant that may be offered or delivered under the 2012 Plan upon a stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee fee for the Additional Shares based upon the average of the high and low prices reported for the shares of Common Stock on the New York Stock Exchange on July 28, 2015.

EXPLANATORY NOTE
General Instruction E
American Axle & Manufacturing Holdings, Inc. (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-181163) (the “Registration Statement”), relating to the Registrant’s American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan. Under the Registration Statement, the Registrant registered an aggregate of 5,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) to be offered and sold under such plan, as applicable.
This Amendment No. 1 to Registration Statement on Form S-8 (this “Amendment No. 1”) is filed pursuant to General Instruction E of Form S-8 and relates to the Registration Statement. Except for the changes set forth herein, the contents of the Registration Statement, including each of the documents filed with the Securities and Exchange Commission, are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.
On February 5, 2015, the Board of Directors of the Registrant, and subsequently, on April 30, 2015 at the Registrant’s annual meeting of stockholders, the shareholders of the Registrant, approved the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”), which, among other things, increased the number of shares available for the grant of awards under the 2012 Plan. The Registrant has filed this Amendment No. 1 to the Registrant’s Registration Statement to register under the Securities Act of 1933, as amended, the offer and sale pursuant to the 2012 Plan of an additional 2,100,000 shares of Common Stock not previously registered. Following this amendment, an aggregate of 7,100,000 shares of Common Stock will be registered under this Registration Statement on Form S-8, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.        Exhibits.
See attached Exhibit list.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 3rd day of August, 2015.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC

By:	/s/Christopher J. May Christopher J. May Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David C. Dauch David C. Dauch	Chairman of the Board President & Chief Executive Officer/Director (principal executive officer)	July 30, 2015
/s/ Christopher J. May Christopher J. May	Vice President & Chief Financial Officer (principal financial officer) (principal accounting officer)	August 3, 2015
/s/ Elizabeth A. Chappell Elizabeth A. Chappell	Director	July 30, 2015
/s/ Steven B. Hantler Steven B. Hantler	Director	July 30, 2015
/s/ William L. Kozyra William L. Kozyra	Director	July 30, 2015
/s/ Peter D. Lyons Peter D. Lyons	Director	July 30, 2015
/s/ James A. McCaslin James A. McCaslin	Director	July 30, 2015
/s/ William P. Miller II William P. Miller II	Director	July 30, 2015
/s/ John F. Smith John F. Smith	Director	July 30, 2015
/s/ Samuel Valenti III Samuel Valenti III	Director	July 30, 2015

EXHIBIT INDEX
Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to reports filed by American Axle & Manufacturing Holdings, Inc. under the Exchange Act and are hereby incorporated by reference to such reports.
Number    Title of Exhibit

4.1
Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K, dated May 1, 2015).

4.2
Amended and Restated Certificate of Incorporation of American Axle & Manufacturing Holdings, Inc., as amended to date (incorporated by reference to Exhibit 3.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491)).

4.3
Amended and Restated Bylaws of American Axle & Manufacturing Holdings, Inc., as amended to date (incorporated by reference to Exhibit 3.2 to American Axle & Manufacturing Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

5*	Opinion of Shearman & Sterling LLP regarding the validity of the securities being registered.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5).

23.2*	Consent of Deloitte & Touche LLP.

24*	Powers of Attorney (included on signature page).

* Filed herewith

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